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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of Edgar Lomax Value Fund, series of Advisors Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

New York, New York
February 24, 2003